Exhibit 99.5.1
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FT Interactive Data
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Financial Times Information
498 7th Avenue, 19th Floor, New York, NY 10018 USA  Tel: (212)497-5030
                                                    Fax: (212)497-3100



July 3, 2002




Glickenhaus & Co.
6 East 43rd Street
New York, New York  10017

Lebenthal, a division of Advest, Inc.
90 State House Square
Hartford, Connecticut  06103


RE:      EMPIRE STATE MUNICIPAL EXEMPT TRUST
         Guaranteed Series 152:  Post - Effective Amendment No. 2
         Guaranteed Series 158:  Post - Effective Amendment No. 1


Gentlemen:

We have examined the post-effective Amendment to the Registration Statement, File No. 333-95911 & 333-54284 for the referenced Trusts and acknowledge that FT Interactive Data is currently acting as the evaluator for the Empire State Municipal Exempt Trust Guaranteed Series 152 and 158. Subsequently, we hereby consent to the reference of FT Interactive Data as Trusts evaluator in the post-effective Amendment.

In addition, we confirm that the ratings of the bonds comprising the portfolios of the Trusts, as indicated in the Amendment to the Registration Statement, are the ratings currently indicated in our Muniview data base.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

/s/ Elizabeth Abela-Davi
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Elizabeth Abela-Davi
Director, Global Fixed Income Pricing